                                                                   Exhibit 10.4

NABISCO
GROUP HOLDINGS                                                     NABISCO LOGO
LOGO

                                               June 28, 2000


To:  Nabisco Group Holdings Corp. ("NGH") and
     Nabisco Holdings Corp. ("NA")
     Restricted Stock Unit Grantee

Dear Grantee:

     This represents our agreement and understanding as follows:

     1. We confirm that the section of the Restricted Stock Unit Agreements for 1999 and 2000 between you and NA and/or NGH, as the case may be, have each been amended by the memorandum dated June 14, 2000 from C. Michael Sayeau to Nabisco Group Holdings Corp. and Nabisco Holdings Corp. Restricted Stock Unit Holders entitled "Amendment to Restricted Stock Unit Agreements" (the "Restricted Stock Unit Memorandum").

    2. We confirm that the provisions contained in the Restricted Stock Unit Memorandum supersede in full Section 14 of the 1999 and 2000 NHC RSU Agreements and Section 18 of the NGH 2000 RSU Agreement, as previously contained in those Restricted Stock Unit Agreements.

    Please sign both copies of this letter below to confirm our agreement and understanding with regard to the foregoing amendment. You should return one signed copy to Phyllis Hartmann, Executive Compensation -- EH-02SE, in the enclosed envelope and retain one copy for your files.

Grantee Acknowledgment:                  Very truly yours,


                                         NABISCO GROUP HOLDINGS CORP.
                                         NABISCO HOLDINGS CORP.
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           [Signature]


                                         /s/ James Kirkman
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          [Print Name]

Grantee's Social Security Number:        James A. Kirkman III
                                         Senior Vice President,
-------------------------------------    General Counsel & Secretary and
                                         Executive Vice President,
Grantee's Home Address:                  General Counsel &
                                         Secretary, respectively
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             7 CAMPUS DRIVE P.O. BOX 311, PARSIPPANY, NJ 07054-0311
                    (973) 682-7700 Fax: (973) 539-9150

                  AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENTS
                  ---------------------------------------------

Non-Competition
---------------

Provided that the Grantee is not party to a written employment or termination agreement with the Company containing restrictions on Grantee's eligibility to compete with the Company following Grantee's Termination of Employment, whether or not any such agreement applies to all Terminations of Employment, in consideration for the grant, Grantee agrees that:

    (a) For the twelve (12) month period commencing on the date of Grantee's Termination of Employment, Grantee shall not engage in Competitive Employment. As used herein, "Competitive Employment" means providing any person, company or other entity with any services, whether as a consultant, employee, investor or otherwise, regarding any business, product, service or other matter which: (i) is substantially similar to or competes with any business, product, service or other matter regarding which Grantee worked for the Company, or any of its affiliates, during the two (2) years prior to Grantee's Termination of Employment; or (ii) concerns subject matters about which Grantee gained proprietary information of the Company, or its affiliates, during the two (2) year period prior to Grantee's Termination of Employment.

    (b) If the Company reasonably determines that Grantee has materially violated any of Grantee's obligations under subparagraph (a), above, then, in addition to any other remedies at law or in equity it may have: (i) the Company shall have the right to cease payment of any compensation, salary contribution, benefits, perquisites and any other remuneration which is due or may become due Grantee under any employment, salary continuation or similar agreement between the Company, or any of its affiliates, and Grantee; and (ii) all past, present and future stock option grants awarded Grantee under the Plan, including grants which according to their terms are vested, shall terminate, effective the date on which such violation began (the "Violation Date"). The Company may demand the return of any gain realized by Grantee from the exercise of any such grants by Grantee at any time on or after the date sixty (60) days prior to the Violation Date. If after such demand Grantee fails to return said amounts, Grantee acknowledges that the Company has the right to offset against said amounts any amounts, including compensation, owed Grantee by the Company or to commence judicial proceedings against Grantee to recover said amounts and any attorneys' fees and costs.

    (c) Grantee acknowledges and agrees that: (i) the restrictions contained herein are necessary to protect the legitimate interests of the Company and impose no undue hardship on Grantee; (ii) the violation or threatened violation of this Section will result in irreparable injury to the Company and Grantee consents to the issuance of any restraining order, preliminary restraining order or injunction, without bond, which arises from conduct by Grantee in violation hereof, and the existence of any claim Grantee may have against the Company will not constitute a defense thereto; (iii) if the Company prevails in any suit or proceeding to enforce its rights hereunder, Grantee shall indemnify the Company for all expenses incurred by the Company, including reasonable attorneys fees; and (iv) no one employed by or representing the Company has any authority to make oral statements which modify, waive or discharge in any manner any provision of this Section.

         Nothing herein to the contrary, the foregoing provisions of this Section shall not apply to any Termination of Employment during the two-year period beginning on the date of a Change of Control.